February 22, 2001


Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602


RE:  Nuveen California Dividend Advantage Municipal Fund 2
     -----------------------------------------------------


Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen California Dividend Advantage Municipal Fund 2, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on November 3, 2000 (the "Original Filing"), as amended by Pre-Effective Amendment No. 1 to the Fund's Registration
Statement on Form N-2 filed with the Securities and Exchange Commission on January 5, 2001 (the "Pre-Effective Amendment No. 1 Filing"), and as such Registration Statement is proposed to be amended by Pre-Effective Amendment
No. 2 (as proposed to be amended, the "Registration Statement"), with respect to certain of its Common Shares of Beneficial Interest, par value of $.01 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Fund;

          (b) copies, certified by the Secretary of State of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of State;

          (c) a Certificate executed by Virginia L. O'Neal, an Assistant Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust and By-Laws, and certain resolutions adopted by the Trustees of the Fund;

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February 22, 2001
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          (d) conformed copies of the Original Filing;

          (e) conformed copies of the Pre-Effective Amendment No. 1 Filing; and

          (f) a printer's proof dated February 19, 2001 of Pre-Effective Amendment No. 2.

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the due organization and existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust and By-Laws, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

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February 22, 2001
Page 3


We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ BINGHAM DANA LLP